FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Tammy Nystuen	Frank Milano
(763) 551-7496	(763) 551-6908
tamara.nystuen@selectcomfort.com	frank.milano@selectcomfort.com

SELECT COMFORT REPORTS 41 PERCENT INCREASE IN EARNINGS PER SHARE

Earnings per share increase 55 percent before new stock option accounting requirements;

Sales increase 23 percent, including same-store growth of 18 percent

MINNEAPOLIS – (April 25, 2006) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, today reported results for the fiscal first quarter ended April 1, 2006. Earnings per share increased 41 percent to $0.31 per diluted share, from $0.22 per diluted share in the first quarter of 2005, and net income increased 36 percent to $11.7 million. Net sales in the first quarter totaled a record $212.7 million, up 23 percent compared to the first quarter a year ago.

Net income and earnings per share in the first quarter of 2005 did not include stock options expense. Excluding the effects of stock options expense in 2006, earnings per share would have been $0.34, representing an increase of 55 percent over the $0.22 per diluted share in 2005. A reconciliation of this non-GAAP financial measure accompanies this press release.

“Sales and profit growth exceeded our long-term growth targets again this period, and the company’s sustained level of performance reinforces our confidence that our proven growth strategies will continue to deliver strong results for Select Comfort on a long-term basis,” said Bill McLaughlin, Select Comfort chairman and chief executive officer. “Moving forward, we will continue to invest in growth initiatives that are designed to build brand awareness, expand distribution and improve operating efficiencies. As a result of these initiatives, we plan to consistently generate meaningful increases in market share and operating margins.”

Select Comfort Corporation Reports First Quarter Earnings – Page 2 of 9

Quarterly Highlights

•	Net sales growth of 23 percent, with same-store sales growth of 18 percent
•	Operating profit margin increased to 8.6 percent
•	Cash flow from operations totaled $9.1 million

Net sales were a record $212.7 million, up 23 percent compared to $172.8 million in the first quarter of 2005. The improvement reflected a combination of same-store growth of 18 percent and distribution expansion. Net sales benefited from higher average selling prices and unit growth. During the quarter, the company added 6 net new company-owned stores to end the quarter at 402 stores, compared to 370 company-owned stores a year ago. In addition, the company continued to expand its retail partner program, adding 119 new partner doors to end the quarter with 427 doors, a three-fold increase compared to 109 retail partner doors a year ago.

Operating margins improved to 8.6 percent of net sales, compared to 7.9 percent in the first quarter of 2005. Margin improvements were due in large part to gross margin expansion of 160 basis points, offset by expenses associated with new stock-based compensation accounting regulations. Operating margins, excluding stock options expense, increased by 1.4 percentage points compared to the first quarter last year. Stock option expenses were not reflected in prior-year results.

Gross margins increased to 60.7 percent of net sales, compared to 59.1 percent in the first quarter last year. Margins improved as a result of a combination of a favorable mix shift within company-owned channels and higher average selling prices, which more than offset higher manufacturing and commodity costs. Company-owned gross margins improved to 62.3 percent from 61.1 percent in the first quarter last year.

Total sales and marketing expenses were 43.0 percent of net sales this quarter, a productivity improvement versus 43.4 percent of net sales in the first quarter last year. Sales and marketing expenses improved despite a 22 percent increase in media spending to $31.6 million in the first quarter. Partially offsetting these improvements were $1.5 million in stock options expenses, of which $1.2 million was included in general and administrative expenses.

Select Comfort Corporation Reports First Quarter Earnings – Page 3 of 9

Cash flows from operating activities totaled $9.1 million in the first quarter. At the end of the quarter, cash and investments totaled $104.5 million, a decrease of $7.6 million compared to the balance at December 31, 2005. The decrease in cash reflects the repurchase of 515,000 shares of the company’s common stock at an average price of approximately $35.75 per share for a total of $18.4 million, capital expenditures of $6.7 million and payment of the company’s incentive compensation program for 2005.

The company continues to invest in new growth initiatives. Incremental investment in sales and marketing, which began in the first quarter, will continue in the second quarter, as part of the company’s ongoing efforts to increase brand awareness and improve the total customer experience. Spending will support the following:

•	Launch of a new corporate branding campaign for television, print and billboards,
•	Redesign of the Internet website, and
•	Upgrade of the company’s product line, beginning with 3000, 4000 and 5000 models.

Outlook – Increased Expectations for 2006

As a result of the stronger than expected first quarter performance, the company increased its earnings per share guidance for 2006 by $0.05 to between $1.35 and $1.42 per diluted share. This guidance is in excess of the company’s long-term growth targets and includes an estimated $0.11 in stock options expense. The company’s full year earnings per share guidance represents growth of between 28 percent and 34 percent on a comparable accounting basis.

The company’s long-term targets, which extend beyond 2006, include revenue growth of between 15 and 20 percent, earnings growth of between 20 and 25 percent and same-store sales growth of between 7 and 12 percent. The company also reaffirmed its 2007 goals of $1 billion in revenue and 12 percent operating margins, before stock options expense resulting from the implementation of new accounting requirements adopted in 2006.

Select Comfort Corporation Reports First Quarter Earnings – Page 4 of 9

Conference Call

Management will host its regularly scheduled conference call to discuss the company’s results and 2006 outlook at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) on Tuesday, April 25, 2006. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com.

A replay will remain available through May 8, 2006, by dialing 402-220-3848, passcode: 735328. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort

Founded in 1987, Select Comfort Corporation is the nation’s leading bed retailer(1), holding 32 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort’s products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; uncertainties related to the supply of foam used to manufacture our products; rising commodity costs; and increasing government regulations, including new flammability standards for the bedding industry. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005.

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Select Comfort Corporation Reports First Quarter Earnings – Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited — in thousands, except per share amounts)

	Three Months Ended

	April 1, 2006	% of Net Sales	April 2, 2005	% of Net Sales

Net sales	$212,730	100.0%	$172,832	100.0%
Cost of sales	83,649	39.3%	70,735	40.9%

Gross profit	129,081	60.7%	102,097	59.1%

Operating expenses:
Sales and marketing	91,502	43.0%	75,025	43.4%
General and administrative	19,274	9.1%	13,424	7.8%

Operating income	18,305	8.6%	13,648	7.9%

Other income:
Interest income	869	0.4%	473	0.3%

Income before income taxes	19,174	9.0%	14,121	8.2%
Income tax expense	7,440	3.5%	5,479	3.2%

Net income	$11,734	5.5%	$8,642	5.0%

Net income per share - basic	$0.33		$0.24

Weighted average shares - basic	35,620		35,799

Net income per share - diluted	$0.31		$0.22

Weighted average shares - diluted	37,832		39,071

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	35,620		35,799
Effect of dilutive securities:
Options	1,893		1,791
Warrants	54		1,306
Restricted Shares	265		175

Dilutive weighted average shares outstanding	37,832		39,071

Select Comfort Corporation Reports First Quarter Earnings – Page 6 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited — in thousands, except per share amounts)

	April 1, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$5,838	$32,863
Marketable securities - current	35,532	24,122
Accounts receivable, net of allowance for doubtful accounts $504 and $552, respectively	13,437	10,109
Inventories	22,192	21,982
Prepaid expenses	14,253	9,841
Deferred tax assets	6,912	6,139

Total current assets	98,164	105,056

Marketable securities - non-current	63,117	55,102
Property and equipment, net	55,917	53,866
Deferred tax assets	12,639	11,256
Other assets	3,546	3,554

Total assets	$233,383	$228,834

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$38,471	$31,655
Customer prepayments	15,225	14,718
Accruals:
Sales returns	5,162	5,403
Compensation and benefits	20,159	24,839
Taxes and withholding	5,350	9,624
Other	9,974	8,659

Total current liabilities	94,341	94,898

Other accured liabilities, non-current	14,180	12,589

Total liabilities	108,521	107,487

Common shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issues and outstanding	—	—
Common stock, $.01 par value; 95,000 shares authorized, 35,772 and 35,732 shares
issued and outstanding, respectively	358	357
Additional paid-in capital	48,813	57,033
Retained earnings	75,691	63,957

Total shareholders’ equity	124,862	121,347

Total liabilities and shareholders’ equity	$233,383	$228,834

Select Comfort Corporation Reports First Quarter Earnings – Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)

	Three Months Ended

	April 1, 2006	April 2, 2005

Cash flows from operating activities:
Net income	$11,734	$8,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,572	3,701
Share-based compensation	1,828	64
Excess tax benefits from stock option exercises	—	425
Deferred tax benefit	(2,156)	(1,493)
Change in operating assets and liabilities:
Accounts receivable	(3,328)	(568)
Inventories	(210)	2,174
Prepaid expenses	(4,412)	(987)
Other assets	(1)	31
Accounts payable	6,816	2,962
Accrued sales returns	(241)	942
Accrued compensation and benefits	(4,680)	1,580
Accrued taxes and withholding	(4,274)	(254)
Consumer prepayments	507	(449)
Other accruals and liabilities	2,905	190

Net cash provided by operating activities	9,060	16,960

Cash flows from investing activities:
Purchases of property and equipment	(6,613)	(5,584)
Investments in marketable securities	(26,180)	(2,696)
Proceeds from maturity of marketable securities	6,755	2,450

Net cash used in investing activities	(26,038)	(5,830)

Cash flows from financing activities:
Repurchases of common stock	(18,413)	(6,911)
Proceeds from issuance of common stock	4,118	4,953
Excess tax benefits from stock option exercises	4,248	—

Net cash used in financing activities	(10,047)	(1,958)

(Decrease) increase in cash and cash equivalents	(27,025)	9,172
Cash and cash equivalents, at beginning of period	32,863	15,066

Cash and cash equivalents, at end of period	$5,838	$24,238

Select Comfort Corporation Reports First Quarter Earnings – Page 8 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Pro Forma Net Income
(unaudited – in thousands, except per share amounts)

        The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R) related to the expensing of stock option compensation and are referred to as Pro Forma reporting. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

	Three Months Ended
	April 1, 2006	April 2, 2005

Operating income, as reported	$18,305	$13,648
Add: Total stock option compensation expense
determined under fair value based method, pre-tax	1,476	—

Adjusted operating income, pro forma	$19,781	$13,648

Net income, as reported	$11,734	$8,642
Add: Total stock option compensation expense
determined under fair value method, net of related tax effects	1,074	—

Adjusted net income, pro forma	$12,808	$8,642

Earnings per share:
Basic - as reported	$0.33	$0.24
Basic - pro forma	0.36	0.24

Diluted - as reported	$0.31	$0.22
Diluted - pro forma	0.34	0.22

Select Comfort Corporation Reports First Quarter Earnings – Page 9 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited – in thousands)

	Three Months Ended

	April 1, 2006	April 2, 2005

Percent of sales:
Retail	78.1%	76.5%
Direct	10.0%	12.1%
E-Commerce	5.3%	4.7%
Wholesale	6.6%	6.7%

Total	100.0%	100.0%

Sales growth rates:
Same-store sales growth	18%	16%
New/closed stores, net	8%	8%

Retail total	26%	24%
Direct	12%	17%
E-Commerce	39%	25%
Wholesale	20%	37%

Total	23%	23%

Stores open:
Beginning of period	396	370
Opened	8	5
Closed	(2)	(5)

End of period	402	370

Retail partner doors	427	109

Other metrics:
Average sales per store ($000s) *	$ 1,482	$ 1,297
Average sales per square foot ($s) *	$ 1,313	$ 1,223
Stores > $1 million sales *	80%	69%
Average sales per mattress unit
(Q1 Company-owned channels; $s)	$ 2,176	$ 1,932
Return on equity (trailing twelve months)	38.0%	28.9%
Cash and investments	$ 104,487	$ 101,161

* trailing twelve months for stores open at least one year